Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of the Hallmark First Mutual Fund, the Hallmark Total Return Bond Fund and the Hallmark Convertible Securities Fund, each a series of shares of beneficial interest of Hallmark Investment Series Trust (the "Trust"), formerly the Trainer Wortham First Mutual Fund, the Trainer Wortham Total Return Bond Fund and the Froley, Revy Convertible Securities Fund, each a series of shares of beneficial interest of Trainer Wortham Funds, of our report dated July 23, 2004 on the financial statements and financial highlights included in the June 30, 2004 Annual Report to the Shareholders of the above referenced funds.

We further consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.


                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                            ------------------------------------
                                                BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
September 27, 2004